CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 132 to the Registration Statement on Form N-1A of the Touchstone Dividend Equity Fund, and to the use of our report dated November 22, 2021 on the financial highlights for the year in the period ended September 30, 2021 of the Touchstone Dividend Equity Fund. Such financial highlights appear in the 2021 Annual Report to Shareholders.

Philadelphia, Pennsylvania

January 23, 2023